SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                July 1, 2002
                Date of report (Date of earliest event reported)

                                   AT&T CORP.

               (Exact Name of Registrant as Specified in Charter)


     NEW YORK                       1-1105                     13-4924710
 (State or Other               (Commission File               (IRS Employer
   Jurisdiction                     Number)                Identification No.)
of Incorporation)



            295 North Maple Avenue, Basking Ridge, New Jersey 07920 (Address of Principal Executive Offices, including Zip Code)

                                 (908) 221-2000
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS.

Certain Financing Activities

         On July 1, 2002, AT&T announced that it had successfully completed the initial phases of three separate financing initiatives. First, AT&T secured initial commitments for a new bank facility. In addition, the company renewed its Business Services customer accounts receivable securitization facility. And finally, the company's filing to register the U.S. dollar denominated private placement notes previously issued was declared effective by the Securities and Exchange Commission.

         AT&T said it has received initial commitments from Citibank, Credit Suisse First Boston, Goldman Sachs and JP Morgan for a significant portion of a new bank facility of up to $4 billion. The banks have also agreed to act as lead arrangers to syndicate the balance of the 364-day credit facility. Completion of this transaction is subject to customary closing conditions.

         The proposed new bank facility will replace AT&T's existing undrawn $8 billion facility, which matures in December 2002. The company noted that its successful deleveraging activities and short-term debt reduction efforts have contributed to its ability to halve the amount of the bank facility it requires. AT&T reduced its short-term debt, net of cash and excluding the current portion of monetization debt, to $2.4 billion as of March 31, 2002 -- a reduction of $27.1 billion from December 31, 2000. The new facility is expected to be adequate to back up any AT&T commercial paper or other short-term debt maturing over the course of the next year.

         AT&T said the new credit facility would remain in effect following the spinoff of AT&T Broadband and the close of its proposed merger with Comcast Corporation.

         Additionally, AT&T said it renewed its Business Services customer accounts receivable securitization facility, and in the coming weeks expects to renew its Consumer Services customer accounts receivable securitization facility, under which approximately $200 million is currently drawn. The Business Services facility will provide up to $1.65 billion of financing, based on the eligible receivables balance, which varies from month to month. While the term of this facility was extended to June 2003, it is currently undrawn.

         Finally, AT&T also said the SEC has declared effective the company's filing to register the $7 billion of U.S. dollar denominated notes issued in the November 2001 $10 billion global private placement note offering. The remaining $3 billion of notes are Euro denominated and are not subject to SEC registration.


Certain Matters Relating to Adelphia Partnerships

         On June 25, 2002, three cable partnerships (the "Partnerships") between subsidiaries of AT&T and subsidiaries of Adelphia Communications Corporation
("Adelphia") commenced bankruptcy proceedings by the filing of chapter 11 petitions in the Bankruptcy Court for the Southern District of New York at about the same time that other Adelphia entities filed for bankruptcy. These partnerships are: Century-TCI California Communications, L.P. (in which AT&T holds a 25% interest through a wholly owned subsidiary and which as of December 31, 2001 had an aggregate of approximately 775,000 subscribers in the greater Los Angeles, California area), Parnassos Communications, L.P. (in which AT&T holds a 33.33% interest through a wholly owned subsidiary) and Western NY

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Cablevision,  L.P. (in which AT&T holds a 33.33% interest through a wholly owned subsidiary and which as of December 31, 2001 had, together with Parnassos Communications, L.P., an aggregate of approximately 470,000 subscribers in Buffalo, New York and the surrounding areas). AT&T cannot predict what the outcome or impact of these proceedings will be.


Certain Matters Relating to Time Warner Entertainment Partnership

         On July 1, representatives of Comcast Corporation ("Comcast") and AT&T met with representatives of the Federal Communications Commission (the "FCC"). Comcast affirmed its desire that AT&T's limited partnership interest in Time
Warner Entertainment be divested as soon as possible, consistent with realization of the asset's market value. Noting that AT&T and Comcast had stated in their merger application that, if divestiture could not be effectuated prior to closing, AT&T and Comcast would insulate the interest and take such additional steps, if any, as may be appropriate to ensure that AT&T Comcast would not be able to influence the operation or management of TWE prior to its ultimate sale, Comcast advised the FCC officials that AT&T and Comcast are willing not only to insulate the interest in TWE but also to place AT&T's interest in TWE into an irrevocable trust. Both events would occur prior to closing on the merger transaction.

         Under this proposal, for an appropriate initial period, the Trustee's main responsibility would be to pursue the contractual registration rights process under the TWE partnership agreement, with the goal of obtaining the most favorable price consistent with concluding the sale of the TWE interest within a reasonable period. The initial period could be extended if a substantial portion of the TWE interest has been divested prior to the end of the initial period. If, prior to the sale through the registration rights process, the grantor of the trust (AT&T Comcast) proposes an alternative means of divesting the TWE interest, the trustee would be required to effectuate that alternative transaction. At the end of an initial period, the trustee would be directed to dispose of the TWE interest in any manner he or she chooses. The proposal is subject to FCC review and approval and there can be no assurance as to whether there will be any trust or as to the terms or provisions thereof.

         As previously disclosed, AT&T has submitted a request to Time Warner Entertainment, pursuant to the Time Warner Entertainment Partnership Agreement, that Time Warner Entertainment reconstitute itself as a corporation and register for sale in an initial public offering an amount of partnership interests held by AT&T Broadband Group determined by an independent investment banking firm so as to provide sufficient trading liquidity and minimize any initial public offering discount.

         On June 14, 2002, AT&T and AOL Time Warner engaged Banc of America Securities LLC to perform the appraisals, and make the other determinations required, under the Time Warner Entertainment Partnership Agreement, and each of AT&T and AOL Time Warner made presentations to Banc of America Securities with respect thereto. Bank of America is required to render its determinations within 30 business days of that date. As previously disclosed, the Time Warner
Entertainment Partnership Agreement provides, among other things, that once these determinations have been made, Time Warner Entertainment may elect to register for sale in a public offering the amount of AT&T's interest so determined by Banc of America Securities to be registrable. If they do not so elect, AT&T has the right to require the partnership to purchase the registrable amount of securities at the price determined by Banc of America Securities, in which case, if AT&T exercises that right, the partnership will have the right to acquire AT&T's remaining interests in the partnership as well.

         The determinations to be made by Banc of America Securities will depend on a variety of factors, including current market conditions and the capital structure of the partnership. AT&T cannot predict what the result of this appraisal process will be or what portion, if any, of the partnership interests will be sold as a result thereof. In addition, there can be no assurance as to the timing for the delivery by Banc of America of its determinations or the other matters described above, or as to the ultimate outcome of this process or any alternative approach that might be discussed by the parties to the partnership.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2002


                                AT&T CORP.


                                By:  /s/     Marilyn J. Wasser
                                     -------------------------------------
                                     Name:   Marilyn J. Wasser
                                     Title:  Vice President - Law and
                                               Secretary